                                                                   EXHIBIT 10.45


                        COMPUTER GAME LICENSE AGREEMENT

This Computer Game License Agreement ("AGREEMENT") is made and entered into by and between TSR, Inc., a Wisconsin corporation having a principal place of business at 201 Sheridan Springs Road, Lake Geneva, WI 53147 ("TSR") and Interplay, a California corporation having a principle place of business at 17922 Fitch Avenue, Irvine, CA 92714 ("LICENSEE").

The following will set forth our mutual understanding and agreement with respect to the grant of rights by TSR to LICENSEE to develop, manufacture, distribute, promote, and sell products using the copyrights, trademarks, trade names and other intellectual property listed in Schedule A ("LICENSED PROPERTY").

     1. Grant of License. Subject to and in accordance with all of the terms and conditions of this AGREEMENT, TSR grants LICENSEE a license during the TERM to develop, manufacture, distribute, promote; and sell the products identified in Schedule B ("LICENSED PRODUCTS") using the LICENSED PROPERTY through wholesale and retail channels (but not, without TSR's prior written consent, by way of premiums Or giveaways or in connection with the sale or promotion of any other products) in the countries identified in Schedule C ("TERRITORY"). This license is non-exclusive except as may be designated in Schedules A, B, and C. Material, products, and countries may be added to or deleted from the LICENSED PROPERTY, LICENSED PRODUCTS, and TERRITORY, respectively, by mutual agreement of the parties in writing. TSR may delete material, products, and countries from the LICENSED PROPERTY, LICENSED PRODUCTS, and TERRITORY, respectively, at any time if required by court order or otherwise in all countries other than those in North America and Europe and in Japan and Australia. If any deletion occurs pursuant to the foregoing sentence, TSR and LICENSEE agree to negotiate in good faith a modification to the advance and royalty payments described herein.

     2. Sublicensing. LICENSEE may enter into sublicenses provided that. Each sublicense: (1) includes provisions for the protection of TSR's copyrights, trademarks, and goodwill equivalent to the terms of Paragraphs 6-9, 17-18, 20-24, 26-27, and 34, of this AGREEMENT; (2) terminates immediately upon the expiration or earlier termination of this AGREEMENT; and (3) prohibits the sublicensee from itself sublicensinq any rights. LICENSEE will promptly provide TSR with one (1) fully-executed original of each sublicense entered into. Any LICENSED PRODUCTS produced or sold under a sublicense are subject to all terms and conditions of this AGREEMENT and LICENSEE will take best efforts to ensure compliance therewith.
_____________
* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     3. Best efforts. LICENSEE agrees to use its best efforts to actively, aggressively and effectively develop, manufacture, promote to the consumer and to the trade, distribute and sell the LICENSED PRODUCTS in the TERRITORY. LICENSEE will bear all costs in connection with those activities.

     4. Prior activity. To the extent LICENSEE has engaged in any activity with respect to the LICENSED PROPERTY relating to the LICENSED PRODUCTS prior to the execution of this AGREEMENT, all such activity will be governed by the terms, and subject to the conditions of this AGREEMENT.

     5. Development. LICENSEE has the sole responsibility and obligation for the cost of development, manufacturing, packaging, distribution, promotion and sale of the LICENSED PRODUCTS. "Cost of development" includes, without limitation, the cost of artwork, photography and related art services, from concept stage to final product, whether such materials and services are furnished directly by LICENSEE or by TSR at LICENSEE's expense. TSR may, at its option, loan materials to LICENSEE free of charge. LICENSEE will promptly return such loaned materials to TSR in their original condition when they are no longer needed by LICENSEE.

      6. Approvals.

         (a) In order to assure that the quality of all LICENSED PRODUCTS, packaging, promotional material, or other use of the LICENSED PROPERTY is consonant with, and does not reflect adversely upon, the goodwill of the LICENSED PROPERTY and TSR. LICENSEE will consult with TSR during the development of each LICENSED PRODUCT and will obtain TSR's prior approval, such approval not to be unreasonably withheld, of each use of the LICENSED PROPERTY prior to release or distribution. LICENSEE will not change the text or contents of any approved use of the LICENSED PROPERTY without obtaining TSR's prior approval. TSR has sole right to grant or withhold its approval of any use of the LICENSED PROPERTY and may take into consideration such esthetics and other considerations as TSR deems appropriate. TSR and LICENSEE will adhere to the following approval procedures:

              (i) LICENSEE will provide a sample of the material, design and artwork for each LICENSED PRODUCT and its packaging for TSR's approval and any other information requested by TSR concerning the LICENSED PRODUCT at the following four stages (as appropriate for
_____________
* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

each LICENSED PRODUCT) and will not proceed beyond each stage until it has received TSR's approval:

          * concept;

          * preliminary design;

          * final design;

          * pre-production sample; and

          * production sample.


             (ii) LICENSEE will provide samples of any advertisements, point-of-sale, or other promotional material for TSR's approval and will not publish distribute or otherwise use the material until it has received TSR's approval.

             (iii) All samples will be provided by LICENSEE without cost to TSR. LICENSEE will submit English translations of all samples containing text not in the English language.

             (iv) TSR will notify LICENSEE of its approval or disapproval of each sample in writing within ten (10) business days after TSR receives the sample and any requested additional information from LICENSEE, or such longer period of time as the parties may agree. If TSR does not approve or disapprove of a sample within eight (8) business days after TSR receives the sample, LICENSEE may request approval or disapproval by facsimile, and, if TSR does not thereafter approve or disapprove of the sample within two (2) business days, the sample will be deemed approved. If TSR disapproves of any sample, TSR will inform LICENSEE in writing of the reasons for its disapproval.

             (v) All samples and other communication relating to this approval procedure will be directed to the persons designated by each party in Schedule J (the "DESIGNATED PERSON" and "ALTERNATE PERSON"). The persons so designated may be changed by the respective party upon written notice to the other party.

     7. Recall of Unapproved Material. If LICENSED PRODUCTS or other materials using the LICENSED PROPERTY are distributed to third parties in violation of this AGREEMENT, LICENSEE will use its best efforts to promptly withdraw and withhold such LICENSED PRODUCTS or other materials from further distribution and to recover the LICENSED
_____________
* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

PRODUCTS or materials that have already been distributed. LICENSEE is not, however, obligated to retrieve any such LICENSED PRODUCTS or other material already in the possession of ultimate consumers.

     8. Complaints. LICENSEE will diligently address all legitimate complaints brought to its attention regarding the LICENSED PRODUCTS. LICENSEE will advise of any category of recurring complaint and of any complaint which LICENSEE believe might result in legal or administrative action against LICENSEE or TSR.

     9. Compliance with Laws. LICENSEE will comply with all sovereign, state and any other local laws, regulations and rules, including without limitation all trademark, patent and copyright laws of the United States and of any foreign country or countries in the TERRITORY applicable to the subject matter of this AGREEMENT other than the registration of intellectual property rights, and LICENSEE will bear all costs associated with its compliance with such laws, regulations, and rules.

     10. Advance. Upon execution of this AGREEMENT and as otherwise provided in Schedule E, LICENSEE will pay TSR as advances against royalties the amounts set forth in Schedule E ("ADVANCES"). ADVANCES for each LICENSED PRODUCT are deductible against royalties for that LICENSED PRODUCT only and are non-refundable in all circumstances. The foregoing will not be interpreted as limiting any action for damages in the event TSR is in default of its representations or obligations hereunder.

      11. Royalties. LICENSEE will pay TSR the ROYALTIES provided in Schedule H of LICENSEE's income from LICENSED PRODUCTS. [*] LICENSEE may establish a reserve for returns of not more than [*] of products sold which reserve will be liquidated each quarter and may deduct any credit for actual returns from the royalty payment for [*] in which the returns were accepted. "On-line Charges" means the amount received by LICENSEE for use of the on-line system in connection with the LICENSED PRODUCTS. "Sublicense Revenues" means all monies actually received by Interplay pursuant to a sublicense, including any advances received for sublicenses.

     12. Payment of Royalties. Within [*] of the end of [*], LICENSEE will: (1) send to TSR by facsimile or first class or air mail a royalty statement in the form of Exhibit A showing the complete computations made in calculating royalties for that [*]; and (2) wire transfer to an account designated by TSR or send by first class or air mail the royalty payment for [*]. If no sales of LICENSED PRODUCTS are made in [*], LICENSEE will inform TSR of such fact in writing within [*]
_____________
* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of the end of [*]. All payments will be made in United States currency. Any payment not made when due will bear interest from its due date to the date of payment at [*], or at such lower rate of interest as may be required by law. Such interest is in addition to, and not in lieu of, any other remedy to which TSR is entitled. LICENSEE will give such further explanatory details of sales and the computation of royalties or other payments as TSR may reasonably request.

     13. Tax Treatment. Whenever possible, LICENSEE will take the necessary steps to secure exemption from any obligation to withhold amounts for taxes payable by TSR to any governmental body in the TERRITORY, and TSR will cooperate with LICENSEE in such endeavor. If such endeavor is not successful, LICENSEE may deduct the amount paid by LICENSEE in taxes charged directly against TSR and in TSR's name PROVIDED that LICENSEE provides TSR with original documentation of such payment. All other taxes payable in the TERRITORY are LICENSEE's sole responsibility and will be paid entirely by LICENSEE.

      14. Records. LICENSEE will maintain accurate and complete books and records relating to the manufacture, distribution, and sale of the LICENSED PRODUCTS during the TERM and for [*] thereafter. During this period, TSR's Certified Public Accountant ("CPA") may, during regular business hours and on [*] written notice to LICENSEE, examine and make extracts or copies of LICENSEE's books and records to determine the accuracy of the statements furnished to TSR. LICENSEE will cooperate and assist TSR's CPA in understanding LICENSEE's books and records. LICENSEE will promptly pay any deficiency plus interest as set forth in Paragraph 12. LICENSEE will pay the cost of the examination if the deficiency is [*] of the royalty payment or greater.

      15. Minimum Guarantee. If the actual royalty earned and received by TSR during the ORIGINAL TERM, the 1ST OPTION TERM or the 2ND OPTION TERM is less than the sums provided therefore in Schedule F ("MINIMUM GUARANTEES"), LICENSEE will pay TSR the difference between the actual royalty earned and the MINIMUM GUARANTEE for that TERM within [*] of the end of the TERM.

      16. Marketing Date. LICENSEE will release its first LICENSED PRODUCT by the date specified in Schedule a ("MARKETING DATE"). If LICENSEE does not comply with this provision TSR may terminate this AGREEMENT and retain all payments made to TSR as of the date of termination, it being understood and agreed that such payments constitute liquidated damages and not a penalty.
_____________
* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     17. Samples. Promptly upon the start-up of LICENSEE's initial production run, LICENSEEE will furnish to TSR without cost [*] samples of each LICENSED PRODUCT including any packaging, labels, hang-tags, catalogs, advertising, or other promotional material. Annually on the anniversary date of this AGREEMENT during the TERM, LICENSEE will furnish to TSR without cost [*] samples from recent production of each LICENSED PRODUCT including any packaging, labels, hang-tags, catalogs, advertising, or other promotional material. TSR may purchase from LICENSEE at LICENSEE's lowest selling price such royalty-free units of any LICENSED PRODUCT as TSR may request for sale in TSR's mail order catalog business or for other use. The amounts due to LICENSEE from TSR for such purchases may be deducted from any royalties owed to TSR by LICENSEE.

     18. Ownership of Related Works. LICENSEE acknowledges and agrees that, except for development tools, all works developed by LICENSEE for use in connection with the LICENSED PRODUCTS, including without limitation video and computer game play elements, cluebooks, artwork, packaging, advertisements , text and translations ("RELATED. WORKS"), works of, and as associated by the public With the LICENSED PROPERTY. Game play elements means the audiovisual display of the computer and video games, including without limitation, game play, rules, symbols, designs, likenesses, sound- and visual representations. LICENSEE will have exclusive ownership of the copyright in all development tools and RELATED WORKS. LICENSEE agrees that, if it chooses to register its copyrights in any of the RELATED WORKS; it will register the RELATED WORKS as derivative works of the LICENSED PROPERTy. LICENSEE also agrees that it will not use the RELATED- WORKs either during or after the TERM of this AGREEMENT, Except under license or approval from TSR.

     19. New Trademarks. LICENSEEE wi1l not use any new trademark (not originally owned by TSR or LICENSEE) in-connection with the LICENSED PRODUCTS without TSR's prior -written approval. Any such new trademark will become a part of the LICENSED PROPERTY and belong entirely to TSR, and LICENSEE's use of the trademark will inure to TSR's benefit. If a new trademark is used in the United States, Canada, United Kingdom, France, Germany, Japan, or Australia, TSR will register the mark in that country at TSR's expense. LICENSEE may request that TSR register a new trademark in any other country, in which event LICENSEE and TSR will share equally the cost of registration. TSR will conduct and pay for the cost of any necessary trademark searches of new trademarks in the United States, Canada, United Kingdom, France, Germany, Japan, and Australia. LICENSEE will conduct and pay for the cost of any necessary trademark searches of new trademarks in any other
_____________
* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

country. Each party will promptly provide a copy of any trademark searches of new trademarks conducted by that party to the other. party. TSR will not use any new trademarks, either during or after the TERM of this AGREEMENT, except in connection with a license to, or approval by, LICENSEE.

     20. Reservation of Rights. All rights not specifically granted herein are reserved to TSR, including without limitation the right to fully exploit in and out of the TERRITORY and during and after the TERM TSR's trademarks, trade names and copyrights. Nothing in this AGREEMENT will prevent TSR during the ORIGINAL TERM or OPTION TERM from preparing for, or holding discussions and arriving at agreements with any third parties regarding, the exploitation of TSR's rights in the LICENSED PROPERTY in connection with the LICENSED PRODUCTS so long as there are no commercial sales of a product in derogation of LICENSEE's exclusive license under this AGREEMENT during the TERM.

     21. Trademark and Copyright Registration. LICENSEE will cooperate with TSR's prosecution or renewal of any U.S. or foreign trademark registration in connection with the LICENSED PROPERTY, including without limitation providing copies of invoices or receipts showing sales by LICENSEE of the LICENSED PRODUCTS and executing any appropriate documents. TSR will reimburse LICENSEE (or, upon request, pay in advance) for any reasonable out-of-pocket expenses over and above LICENSEE's normal operating costs, provided LICENSEE supplies receipts for all expenses twenty-five dollars ($25.00) or greater.

     22. Trademark and Copyright Ownership. LICENSEE will cooperate with TSR in protecting- all rights in and to the LICENSED PROPERTY, including without limitation trademarks and copyrights. Each of the LICENSED PRODUCTS, and all packaging, labels, hang-tags, catalogs, advertising, or other promotional material relating thereto will bear the proper CREDIT specified in Schedule I, which may be amended by TSR in its reasonable discretion. LICENSEE may use its house mark or other pre-existing trademarks or trade names ("LICENSEE'S trademarks") in connection with the LICENSED PRODUCTS provided that LICENSEE's trademarks do not appear more conspicuously than TSR's trademarks. LICENSEE agrees to use the LICENSED PROPERTY only in the manner and form specified by TSR. LICENSEE does not acquire hereby any property rights in or to the LICENSED PROPERTY. LICENSEE will not register for LICENSEE's benefit any LICENSED PROPERTY or any trademark or trade name that is confusingly similar to any LICENSED PROPERTY as prohibited by applicable law. LICENSEE agrees that it will not, during the TERM or thereafter, directly or indirectly, contest the validity of the LICENSED PROPERTY or this
_____________
* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AGREEMENT. LICENSEE will, at TSR's request, execute any documents necessary to confirm TSR's ownership of the LICENSED PROPERTY in any country in the TERRITORY. TSR warrants, and LICENSEE acknowledges, TSR's ownership of or right to license the LICENSED PROPERTY and LICENSEE will not do or permit to be done any act that would impair the rights of TSR to the LICENSED PROPERTY. All use of the LICENSED PROPERTY inures to the benefit of TSR.

      23. Trademark and copyright Protection. LICENSEE will promptly notify TSR of all infringements or violations of any of TSR's rights in the LICENSED PROPERTY and will cooperate with TSR in the prosecution of any legal action for infringement. If TSR prosecutes a legal action for infringement, TSR will bear all costs and will reimburse LICENSEE (or, upon request, pay in advance) for any reasonable out-of-pocket expenses over and above LICENSEE's normal operating costs incurred by LICENSEE in cooperating with TSR, provided LICENSEE supplies receipts for all expenses twenty-five dollars ($25.00) or greater. TSR has sole right, power, and authority to pursue any infringement or violation that it deems necessary or appropriate, and TSR is under no obligation to handle the infringement or violation to the satisfaction of LICENSEE. In the event that TSR advises LICENSEE that TSR will not participate in such legal action and that there is no objection to LICENSEE prosecuting such action, then LICENSEE shall be free to prosecute such action upon receiving express written permission and any directions from TSR's authorized legal counsel, pay all costs and expenses and receive all recoveries and awards; provided, however that TSR will always be free to subsequently join in any pending action and recoveries and awards will be divided between the parties according to their contribution to costs and expenses.

      24. Promotional Activities with Third Parties. LICeNSEE will not engage in any promotional activity for the LICENSED PRODuCTs involving any third-Party or third-party products without obtaining TSR's prior written consent, which consent will not be unreasonably withheld.

     25. Term. The license granted herein will be effective and expire as of the dates specified in Schedule D, unless renewed or sooner terminated in accordance with the provisions of this AGREEMENT. Upon the expiration or termination of the TERM for any reason and any applicable sell-off period, all royalties accrued to TSR will become immediately due and payable. Furthermore, all rights licensed to LICENSEE will immediately revert to TSR and LICENSEE will immediately cease all use or exploitation of the LICENSED PROPERTY (except
_____________
* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LICENSEE's sell-off rights, if any), including without limitation the manufacture, distribution, sale or promotion of the LICENSED PRODUCTS. LICENSEE acknowledges and agrees that if LICENSEE continues to use or exploit the LICENSED PROPERTY, TSR will be immediately and irreparable harmed and that TSR will be entitled to injunctive relief to stop such use or exploitation.

     26. Bankruptcy. In the event that: (1) LICENSEE files a petition in bankruptcy; (2) LICENSEE is adjudicated bankrupt; (3) a petition in bankruptcy is filed against LICENSEE; (4) LICENSEE becomes insolvent or makes an assignment for the benefit of creditors; (5) LICENSEE discontinues its business relating to the LICENSED PRODUCTS; or (6) a receiver is appointed for LICENSEE or LICENSEE's business, TSR may, upon written notice to LICENSEE, terminate this AGREEMENT. In this event, neither LICENSEE nor LICENSEE's receivers, representatives, trustees, agents, administrators, successors or assigns have any right to sell any LICENSED PRODUCTS or otherwise exploit the LICENSED PROPERTY.

     27. Breach. Except as may be otherwise provided in this AGREEMENT, if LICENSEE breaches any material obligations of this AGREEMENT, TSR may, in addition to exercising any of TSR's other rights, terminate the AGREEMENT upon thirty (30) days written notice to LICENSEE. Such termination will become effective immediately at the end of such thirty (30) day period unless LICENSEE completely remedies the breach within that period. Notwithstanding the foregoing, if LICENSEE breaches the approval provisions (Paragraph 6) or payment of royalties provisions (Paragraph 12) of this AGREEMENT [*] during any [*] regardless of whether the breaches have been cured or waived, TSR may give LICENSEE written warning and, if LICENSEE breaches such provisions again during the [*] TSR may terminate this AGREEMENT immediately by written notice to LICENSEE.

     28. Survival. The expiration or termination of this AGREEMENT will only bring to an end the license granted to LICENSEE herein. All other provisions of this AGREEMENT will remain in effect, including without limitation all monetary obligations of LICENSEE. The expiration or termination of this AGREEMENT will not constitute a waiver by either party of any right of action for breach of this AGREEMENT and any such right of action will survive expiration or termination of this AGREEMENT.

     29. Expiration and Sell-Off. Upon the expiration but not the termination of the AGREEMENT, and provided that LICENSEE has fully
_____________
* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

performed and continues to fully perform all of LICENSEE's obligations hereunder, LICENSEE may, upon written notice thirty (30) days prior to expiration have the non-exclusive right to sell- (but not to manufacture) any finished units -of LICENSED PRODUCTS then in LICENSEE's possession for a period of six (6) months after expiration.

     30. Riqht to Purchase Inventory. Upon expiration or termination of the AGREEMENT (including the sell-off period if applicable) TSR may purchase all or any part of: (l) LICENSEE's then existing LICENSED PRODUCTS at the lower of LICENSEE's actual manufacturing cost or sell-off price for each LICENSED PRODUCT; and (2) LICENSEE's promotional materials for the LICENSED PRODUCTS at the LICENSEE's actual cost for such materials. If TSR does not elect to purchase all of LICENSEE's inventory, promotional materials or production materials, TSR may: (1) designate a charity to receive all or part of the items; or (2) direct LICENSEE to immediately destroy the remaining items and furnish TSR with a certificate of destruction certified by an officer of LICENSEE's company.

     31. Remaindering. LICENSEE will not remainder any LICENSED PRODUCT (i.e., sell at a price below LICENSEE's manufacturing cost therefor) less than twelve
(12) months after the product's launch without TSR's prior express written approval in each instance. Before remaindering any products, LICENSEE will first offer TSR the right to buy all or any part of such LICENSED PRODUCTS at the lowest price and upon the terms LICENSEE has offered to remainder the products to third parties.

     32. confidentiality. The parties each agree that during the TERM of this AGREEMENT, they may receive information regarding the other party's affairs which the disclosing party considers to be confidential. Each party receiving such confidential information agrees not to disclose it to any third party except to its own employees and agents and only as necessary to perform its obligations or exercise its rights under this AGREEMENT. This Paragraph is not applicable to any information which: (i) the receiving party is authorized in writing by the disclosing party to disclose; (ii) is generally known in the trade or becomes part of the public domain in the trade through no fault of the receiving party; (iii) is disclosed by the disclosing party to others without restrictions on subsequent disclosure; (iv) is provided to the receiving party by a third-party not under any confidentiality obligation with regard thereto; or (v) is required by law to be disclosed.

     33. Licensor's warranty. TSR warrants that it owns all
_____________
* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

rights in the LICENSED PROPERTY and has the right to license the LICENSED PROPERTY. TSR will indemnify and hold harmless LICENSEE and LICENSEE's officers, directors, agents and employees against any claims or causes of action alleging that the LICENSED PROPERTY infringes the rights of any third party. LICENSEE will give prompt notice to TSR in writing of any such claim or cause of action. TSR may, at its option, conduct the defense of any such cause of action and LICENSEE will cooperate fully with TSR in such defense

     34. Licensee's Warranty. LICENSEE warrants and represents that LICENSEE has the right and the authority to enter into this AGREEMENT. Licensee also warrants and represents that the Licensed Products are in all respects safe and non-injurious and that assuming that TSR owns all rights in the Licensed PROPERTY, they do not violate the rights of any third-party. LICENSEE agrees to hold harmless and indemnify TSR against any and all claims of liability in connection with the LICENSED PRODUCTS other than allegations that the LICENSED PROPERTY infringes the rights of a third party), including without limitation alleged trademark, copyright or patent infringement or defect in any LICENSED PRODUCT.

     35. Liability Insurance. LICENSEE will obtain and maintain, at its own expense, during the TERM (including any sell-off period if applicable) and for [*] thereafter Comprehensive General Liability Insurance coverage (including Product Liability/Completed Operations and Blanket Contractual Liability) written by an insurance company acceptable to TSR in an amount not less than [*] per occurrence Personal Injury and Property Damage combined single limit (the "Insurance Policy"). The Insurance Policy will name TSR and its officers, directors, agents, and employees as additional insured parties and will require the insurer to undertake their defense in any covered claim. The Insurance Policy will require the insurer to give TSR at least thirty (30) days prior written notice of any modification, cancellation, or lapse of the policy. Within thirty (30) days after execution of this AGREEMENT or ten (10) business days prior to the distribution of any LICENSED PRODUCTS, whichever is earlier, LICENSEE will provide TSR with a fully paid Certificate of Insurance (or such other evidence of coverage as is acceptable to TSR) which shows that the Insurance Policy meets each of the above requirements. If LICENSEE fails to furnish such proof of insurance or if the insurance is modified, cancelled or allowed to lapse, TSR may, in addition to any other available remedies including termination of this AGREEMENT, obtain insurance coverage and bill LICENSEE for the premium cost. LICENSEE will pay such premium cost to TSR within ten
_____________
* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(10) business days after receiving TSR's bill.

     36. Force Majeure. Any delay in or failure of the performance of either party is excused only if and to the extent it is caused by occurrences beyond the party's control, including without limitation, acts of God, fire or flood, governmental regulations, policies or actions, or any labor, material transportation or utility shortage or curtailment. If any of these should occur, the party whose performance will be effected will immediately notify the other party in writing, explain how the party's performance may be affected, and give its best estimate of the how long it will be affected. The affected party will endeavor with due diligence to mitigate the effects on its performance.

     37. Notices, Royalty statements and Payments. All notices will be in writing and will be hand delivered, mailed first class or airmail, or transmitted by wire to the appropriate party at the address set forth in Schedule J directed to the attention of the DESIGNATED PERSON. Notices will be effective: (1) if hand delivered, upon delivery; (2) if mailed first class or airmail, five (5) business days after deposit; and (3) if transmitted by wire, upon transmittal. All payments to TSR will be made payable to "TSR, Inc." mailed first class or airmail with the royalty statement to TSR to the PAYMENT PERSON and address set forth in Schedule K.

     38. Binding Effect. This AGREEMENT will be binding upon and inure to the benefit of TSR's successors and assigns. This AGREEMENT will be binding upon and inure to the benefit of LICENSEE'S successors, but not LICENSEE's assigns except to an entity succeeding to all or substantially all of LICENSEE's business. This AGREEMENT is not assignable or delegable or sub-licensable by LICENSEE without TSR's prior written consent and any attempt to do so is null and void and of no force or effect.

     39. Relationship of Parties. This AGREEMENT does not constitute a partnership, joint venture or any other agency relationship or employment relationship between the parties.

     40. Entire Understanding. This AGREEMENT sets forth the entire agreement and understanding between the parties relating the subject matter hereof and supersedes all prior agreements and understandings, written or oral, relating to the subject matter hereof. This AGREEMENT cannot be modified, amended, changed or extended orally. No waiver by any party of any term of this AGREEMENT, whether by conduct or otherwise, will be deemed a
_____________
* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

continuing waiver of the same or any other term of this AGREEMENT.

     41. Authorizations. All officers and individuals executing this AGREEMENT and other documents on behalf of each party certify and warrant that they have the capacity to do so.

     42. Headings. The headings of this AGREEMENT are inserted only for convenience and will not be construed as a part of this AGREEMENT. When appropriate in this AGREEMENT, references to the singular will be read to include the plural and vice versa, and pronouns will be read to include the corresponding masculine, feminine, or neuter forms.

     43. Governing Law. This AGREEMENT will be construed and governed by the laws of the State of Wisconsin applicable to agreements made and to be performed entirely in Wisconsin, U.S.A. without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Wisconsin or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Wisconsin. Any provision of this AGREEMENT which is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without in any manner affecting the remaining provisions hereof in any jurisdiction or rendering that or any other provision of this AGREEMENT invalid, illegal, or unenforceable in any other jurisdiction.

     44. Legal Action. The parties submit exclusively to the personal jurisdiction of the federal district court for the Eastern District of Wisconsin, U.S.A. and the state court of Walworth County, Wisconsin, U.S.A. and agree that such courts are a convenient forum for resolution of all disputes regarding this AGREEMENT. The parties agree to accept service of process during and after the TERM by mail (for LICENSOR, attention Chris Kilpatrick) or any other method provided by Wisconsin law. Each party agrees that if so served it will not object to the manner of service or the personal jurisdiction of the court regarding any dispute relating to the AGREEMENT that is within the court's subject matter jurisdiction. In the event that legal action is instituted between the parties hereto in connection with this AGREEMENT, each party will be entitled to recover from the losing party interest on any monetary award and its costs and expenses of litigation, including without limitation court costs and reasonable attorneys' fees, as to that part of the legal action for which it prevails. Interest on any money judgement will accrue from the date
_____________
* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the damages were sustained and will be at the interest rate provided in Paragraph 12 of this AGREEMENT unless a different rate of interest is required by law.

The parties indicate their understanding and agreement with all of the foregoing by signing and dating this document in the space provided below.

ACCEPTED AND AGREED:

TSR:                                LICENSEE:
TSR,                                Interplay Productions, Inc.

By:    /s/ Willard Martens          By:    /s/ Brian Fargo
Name:  Willard Martens              Name:  Brian Fargo
Title: Chief Operating Officer      Title: President
Date:  8/8/94                       Date:  8/1/94
_____________
* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                                       DATED:

                   TSR, INC. COMPUTER GAME LICENSE AGREEMENT
                 SCHEDULES ANNEXED TO THE FOLLOWING AGREEMENT

These Schedules are incorporated into and made a part of the Computer Game License Agreement of the same date between TSR, Inc. and the Licensee identified below:

LICENSEE:

Interplay Productions, Inc.
17922 Fitch Avenue
Irvine, CA 92714

SCHEDULE A:
LICENSED PROPERTY:

An exclusive license to use the "PLANESCAPE" and "FORGOTTEN REALMS" trademarks and all copyrighted materials, including but not limited to, characters, locations and monsters, that are unique to TSR's "PLANESCAPE" and "FORGOTTEN REALMS" fantasy worlds.

A non-exclusive license to use, solely in connection with LICENSED PRODUCTS bearing the "PLANESCAPE" or "FORGOTTEN REALMS" trademarks, the trademarks and copyrighted materials associated with, but not unique to, the "PLANESCAPE" and "FORGOTTEN REALMS" fantasy worlds, including without limitation, the "ADVANCED DUNGEONS & DRAGONS," "AD&D," TSR," and "TSR Logo" trademarks.

SCHEDULE B:
LICENSED PRODUCTS:

Computer and video fantasy role-playing games for all personal computer and video game platforms known or unknown, including without limitation, coin operated, cable, on-line, satellite and other electronic transmission systems.

Cluebooks and "900" telephone numbers containing hints, clues, diagrams, maps or other material to assist players for said computer and video games.

This license is exclusive only as to computer and video games
_____________
* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

bearing the "PLANESCAPE" or "FORGOTTEN REALMS" trademarks, and cluebooks and "900" telephone numbers for said computer and video games. Nothing in this AGREEMENT will prevent TSR from fully exploiting in any other manner its rights in the LICENSED PROPERTY.

SCHEDULE C:
TERRITORY:

Worldwide

SCHEDULE D:
TERM:

Commencing upon the date of the last party to sign the AGREEMENT; expiring four
(4) years and: six (6) months from the date of commencement. (The period from commencement to such expiration is called the "ORIGINAL TERM").

LICENSEE, at its option, and provided that LICENSEE is in compliance, and continues to comply, with the AGREEMENT, may extend the term for two (2) additional two (2) year periods (the "lST OPTION TERM" and "2ND OPTION TERM," respectively) upon written notice and payment of required advance to TSR at least one (1) year prior to the expiration of the: (1) ORIGINAL TERM to accept the 1ST OPTION TERM; and (2) the 1ST OPTION TERM to accept the 2ND OPTION TERM.

SCHEDULE E:
ADVANCES:

[*] due upon execution.

For each game title initially released for play on on-line, cable, satellite, or other electronic transmission systems ("Electronic Product"), [*] upon such initial release and [*] upon any subsequent release of said game title other than as an Electronic

For each game title initially released other than as an Electronic Product, [*] upon such initial release.

If LICENSEE has not paid TSR at least [*] in additional advances (over and above the advance due upon execution) [*] after the date of
_____________
* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

commencement, the difference between the amount of additional advances paid by LICENSEE and [*].

[*] due upon notification
by LICENSEE that it will exercise the 1ST OPTION TERM.

[*] due upon notification
by LICENSEE that it will exercise the 2ND OPTION TERM.

[*] per cluebook title due upon
initial shipment of that title.


SCHEDULE F:
MINIMUM GUARANTEE:

[*] for the
ORIGINAL TERM.

[*] for the 1ST OPTION TERM.

[*] for the 2ND OPTION TERM.

SCHEDULE G:
MARKETING DATE:

[*] after commencement of the AGREEMENT.

SCHEDULE H:
ROYALTIES:

Product Type                           Royalty

Personal computer and                  [*]
coin operated

On-line, cable, satellite or other
electronid transmission system         [*]

Home video game cartridges             [*]

Cluebooks                              [*]

Currently unknown platforms not
 belonging in any of the
_____________
* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

 above categories                      Negotiated in good faith

Sublicensing                           Royalty

On-line games                          [*]

Products other than on-line games
 developed by LICENSEE                 [*]

Products other than on-line games
 developed by SUBLICENSEE
 (where LICENSEE does not take a
 substantial role in the
 development of a product)             [*]


SCHEDULE I:
CREDIT:

Trademark and copyright notice:

[list all trademarks used] are trademarks of TSR, Inc. Used by Interplay Productions, Inc. under license from TSR, Inc.

SCHEDULE J:
NOTICES AND APPROVAL:

TSR:                                 LICENSEE:

TSR, Inc.                            Interplay Productions, Inc.
P.O. Box 756                         17922 Fitch Avenue
201 Sheridan Springs Road            Irvine, CA 92714
Lake Geneva, WI 53147

DESIGNATED PERSON: Marlene Vail      DESIGNATED PERSON: Chuck Camps

ALTERNATE PERSON: Debra Poutsch      ALTERNATE PERSON: Phil Adam

SCHEDULE K:
PAYMENTS:
TSR, Inc.
P.O. Box 756
201 Sheridan Springs Road
Lake Geneva, WI 53147
_____________
* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

PAYMENT PERSON: Marlene D. Vail

_____________
* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.